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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Interactive Network, Inc.:

I consent to the use in this Amendment No. 1 to Form 10-K of my report dated April 13, 2001, as amended October 22, 2001, relating to the consolidated statements of operations, shareholders' deficit and cash flows of Interactive Network, Inc. and subsidiary as of December 31, 1999 and December 31, 2000 and to the reference to my firm under the heading "Selected Financial Data."



                              Marc Lumer & Company

San Francisco
December 3, 2001